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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 No. 333-58451 and related Prospectus of CD Warehouse, Inc. incorporated by reference in this Registration Statement Form S-3 No. 333-______ and related Prospectus for the registration of 316,430 shares of common stock and to the incorporation by reference therein of our report dated February 27, 1998, with respect to the consolidated financial statements of CD Warehouse, Inc. included in its Annual Report Form 10-KSB for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                         /s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
February 18, 1999